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                                                                       EXHIBIT F


                             NOTE PURCHASE AGREEMENT


     This Agreement dated as of March 26, 1998, between 2d Interactive, Inc., a Delaware corporation (the "Company"), and The Manufacturers Life Insurance Company (U.S.A.), a Michigan Corporation (the "Purchaser"),

                                   WITNESSETH,

          WHEREAS, the parties hereto desire to provide for the purchase and sale of certain securities of the Company as set forth herein, in anticipation of the consummation of an equity financing of the Company;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

                   SECTION 1. PURCHASE AND SALE OF SECURITIES

     1.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, the following securities (the "Securities"):

     (a) Convertible Secured Promissory Note in the form attached hereto as EXHIBIT A in the aggregate principal amount of $1,500,000 (the "Note"), secured by a grant to the Purchaser of a security interest in certain assets of the Company pursuant to the Security Agreement in the form attached hereto as EXHIBIT B; and

     (b) Warrant, in the form attached hereto as EXHIBIT C, to purchase 26,785 shares of Common Stock of the Company (the "Warrant").

     1.2 CLOSING. The closing of the sale and purchase of the Securities (the "Closing") is taking place simultaneously with the execution of this Agreement at the offices of Peabody & Brown, in Boston, Massachusetts at 10:00 am on the date first written above or at such other time and place as the parties shall agree upon in writing. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing:

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     (a)  The Company will execute and deliver to Gerlach & Co., the Purchaser's nominee, the Note and the Warrant;

     (b) The Company will execute and deliver to the Purchaser the Security Agreement and such financing statements on form UCC-1 as counsel to the Purchaser shall reasonably request;

     (c) The Company and the Purchaser shall execute and deliver the Registration Rights Agreement and the Voting Agreement in the forms of EXHIBIT D and E hereto;

     (d) The Purchaser shall pay to the Company $1,500,000 by wire transfer of funds to the account of the Company pursuant to instructions provided by the Company to the Purchaser in writing;

     (e) The Company shall pay to the Purchaser's affiliate, MF Private Capital, Inc., a fee of $15,000, and shall pay at the Closing the reasonable fees and expenses of the Purchaser's counsel; and

     (f) The Company shall direct its subsidiary, GOGO Holdings, Inc., to execute and deliver to the Purchaser a Guaranty, Security Agreement, financing statements on form UCC-1 and such other documents as counsel to the Purchaser shall reasonably request.

                          SECTION 2. CONVERSION OF NOTE

     2.1 DEFINITIONS. For purposes of this Section 2, the following terms shall have the following respective meanings:

     "EQUITY FINANCING" means the issuance and sale by the Company of any shares of capital stock of any class or any securities convertible into, exchangeable for or granting rights to acquire shares of capital stock of the Company on or after the date hereof, which offering raises a minimum of $1,000,000, except that the issuance and sale of shares of capital stock in connection with the Company's offering of Common Stock to existing shareholders commenced on January 23, 1998 shall not constitute an Equity Financing for purposes hereof unless the Company shall raise an amount in excess of $2,000,000.



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     "CONVERSION RIGHT TERMINATION DATE" means the date on which the Company shall have paid all amounts due pursuant to the Note.

     2.2 NOTICE OF EQUITY FINANCING. Until the Conversion Right Termination Date, the Company will give the Purchaser at least thirty days' prior written notice of an Equity Financing, and shall provide the Purchaser with copies of the definitive documentation pursuant to which each such Equity Financing is to be effected at least five days prior to closing.

     2.3 CONVERSION RIGHTS.

     (a) The Purchaser by written notice delivered to the Company at any time prior to the closing of an Equity Financing described in a notice delivered pursuant to Section 2.2 shall have the right, but no obligation, to convert all or any portion of the outstanding balance due pursuant to the Note (including, without limitation, both principal and interest) into such securities, including, without limitation, shares of Common Stock, as the Company shall issue and sell in such Equity Financing at a conversion price equal to 80% of the lowest price paid by any investors in such Financing and upon the most favorable terms and conditions as shall apply to any of such investors.

     (b) In the event that Company shall not have closed an Equity Financing on or before the Maturity Date the Purchaser shall have the right, but no obligation, by written notice to the Company to convert all or any portion of the outstanding balance due pursuant to the Note (including without limitation both principal and interest) into shares of Common Stock at a conversion price of $22.40 per share.

The conversion prices specified in subparagraphs (a) and (b) shall be subject to proportionate adjustment in the event of any stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization occurring after the date hereof.

     2.4 EXERCISE OF CONVERSION RIGHT. The conversion rights of the Purchaser hereunder may be exercised in full or in part by the holder of this Note by surrender of this



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Note together with written notice to the Company directing the Company to convert all or a part of the outstanding balance hereunder into shares of capital stock of the Company together with such completed investor questionnaire or other documents as the Company may reasonably request for purposes of insuring compliance with applicable securities laws, each dated as of the date of such exercise and duly executed by such holder, to the Company at its principal office. The Company shall thereupon issue and deliver to the holder of the Note a certificate representing the securities to which the holder shall be entitled upon such conversion together with such agreements and other documents as shall be necessary or appropriate to provide the holder, subject to the execution of such documents by the holder, with the most favorable terms and conditions as shall apply to any other persons acquiring such securities. On any partial conversion, the Company at its expense shall forthwith issue and deliver to the holder of the Note a new Note of like tenor in the name of such holder evidencing the remaining outstanding balance due pursuant to the Note.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now conducted and as now proposed to be conducted by it and to enter into and perform this Agreement and the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts. The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and By-laws, each as amended to date and now in effect.

     3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 3,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 268,431 shares are issued and outstanding, and 500,000 shares of preferred stock, $.01 par value per share. Of the authorized preferred stock, the Company has designated 300 shares of preferred stock as Convertible Preferred Stock Series 1, of which 193.5 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued. Except as described



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on SCHEDULE 3.2 hereto, (i) No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect hereof and (iv) to the best of the Company's knowledge, no stockholder of the Company has granted options or other rights to purchase any shares of Common Stock from such stockholder. Except as provided in this Agreement, and in the Company's Certificate of Incorporation, as amended, no person or entity is entitled to (x) any preemptive or similar right with respect to the issuance or sale of any capital stock of the Company, or (y) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act") except in connection with warrants issued in connection with previous rounds of bridge financing. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

     3.3 FINANCING DOCUMENTS. The Company has provided to the Purchaser true, accurate and complete copies of all Promissory Notes, Warrants and other agreements pursuant to which the Company has borrowed money or undertaken any obligation to issue shares of its capital stock, each of which is listed on
SCHEDULE 3.3 hereto.

     3.4 STOCKHOLDER LIST. SCHEDULE 3.4 contains a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or Series 1 Preferred Stock of the Company held by each stockholder immediately prior to the Closing.

     3.5 ISSUANCE OF SHARES. The issuance, sale and delivery of the shares of Common Stock upon exercise of the Warrant and upon conversion of the Note have been duly authorized, and such shares have been reserved for issuance, by all necessary corporate action on the part of the Company, and such shares when so issued and delivered against payment therefor in accordance with the provisions of the Warrant and the Note, will be duly and validly issued, fully paid and non-assessable.



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     3.6 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the
Company of this Agreement and the other agreements executed in connection herewith (the "Agreements") have been duly authorized by all necessary corporate action, and each of the Agreements has been duly executed and delivered by the Company. Each of the Agreements constitutes the valid and binding obligation of the Company enforceable in accordance with its terms subject to bankruptcy laws and equitable principles affecting the rights of creditors generally.

     3.7 NO CONFLICT. The execution of the Agreements and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's Certificate of Incorporation or By-laws, each as amended to date and now in effect, or any indenture, lease, agreement or other instrument to which the Company is a party or by which the Company or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company, except where any such violation, conflict, breach or default could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of the Company.

     3.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of the Agreements, the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, except (i) requisite filings with appropriate state securities authorities, if any, which the Company hereby covenants to make on a timely basis, and (ii) such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by the Purchaser in Section 4 of this Agreement, and the making of such filings, the offer and sale of the Shares to the Purchaser will not be in violation of applicable Federal and state securities laws.

     3.9 LITIGATION. There is no action, suit, proceeding or investigation pending, or, to the best of the Company's knowledge, threatened in writing, against the Company which questions the validity of the Agreements or the right of the Company to enter into any such



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agreement, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the Company.

     3.10 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser true and complete copies of the unaudited balance sheets of the Company as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows and the notes thereto for the years then ended (the "Financials"). The Company has delivered to the Purchaser complete copies of the unaudited balance sheet and related statement of income of the Company for the two months ended February 28, 1998 (the "Balance Sheet Date"), as prepared by the Company (the "Interim Financials"). The Financials and the Interim Financials fairly present the financial position of the Company as of the dates thereof and the results of its operations and its cash flows for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis except as stated therein or in the notes thereto. Such financial statements show all material liabilities and commitments of the Company, direct or contingent, as of such dates. To the knowledge of the Company, the Company has no material liabilities or commitments, direct or contingent, that are not reflected in such financial statements, except for such current liabilities as have been incurred since the dates of such financial statements in the ordinary course of business, contractual obligations described in documents listed on the Schedules hereto and liabilities incurred in connection with or otherwise contemplated by this Agreement.

     3.11 ERISA. The Company makes no contributions to any employee pension benefit plans which are subject to the Employee Retirement Income Security Act of 1974.

     3.12 COMPLIANCE. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or, to the knowledge of the Company, of any provision of any state of Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which, in the absence of a breach or violation of any such provision, law or judgment, decree or regulation, materially adversely affects the business,



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prospects, or operations of the Company or its properties or assets. To the best of the Company's knowledge, none of the employees of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the employment of such employee by the Company.

     3.13 ABSENCE OF CHANGES. Since the Balance Sheet Date, there has been no material adverse change in the financial condition of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

     3.14 TAXES. The Company has filed or has obtained currently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened against the Company by the IRS.

     3.15 ENVIRONMENTAL PROTECTION. The Company has not caused or allowed, nor has the Company contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise. The Company, the operations of its business, and any real property that the Company owns, leases, or otherwise occupied or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations, nor is it aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all, if any,



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necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance into, at or near the Premises nor, to the best of the Company's knowledge, has the Premises or any property at or near the Premises ever been subject to a release, or a threat or release, of any Hazardous Substance. For purposes of this Section, the term "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, ET SEQ., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6902, ET SEQ. For purposes of this Section, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic substances under any Environmental Laws

     3.16 BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its agents.

     3.17 DISCLOSURE. Neither this Agreement, nor any financial statement, list, or other written statement pertaining to the Company or to any officer, director, key employee or principal shareholder, made or delivered to the Purchaser by the Company or by its officers, directors, or employees, or the authorized agents thereof, taken as whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There exists no fact or circumstance which, to the knowledge of any executive officer of the Company, materially adversely affects or will materially adversely affect (so far as such persons can now reasonably foresee) the business, assets, operations, properties, financial condition or



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prospects of the Company, both at the present and as proposed, other than general economic conditions.

           SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company as follows:

     4.1 ORGANIZATION AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Michigan and has full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     4.2 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Purchaser of this Agreement and the other agreements executed in connection herewith (the "Agreements") have been duly authorized by all necessary corporate action, and each of the Agreements has been duly executed and delivered by the Purchaser. Each of the Agreements constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms subject to bankruptcy laws and equitable principles affecting the rights of creditors generally.

     4.3 NO CONFLICT. The execution of the Agreements and the performance by the Purchaser of its obligations thereunder and the consummation of the transactions contemplated thereby will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Purchaser's Certificate of Incorporation or By-laws, each as amended to date and now in effect, or any indenture, lease, agreement or other instrument to which the Purchaser is a party or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser.

     4.4 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), because the Purchaser is a corporation with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase of the Securities will be directed by a person whose knowledge and experience in financial and business matters is such that he or she is capable of evaluating the merits and risks of the investment in the Securities, and because the Purchaser is a bank, savings and loan



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association, broker, dealer, insurance company, investment company, business development company, or small business investment company.

     4.5 OPPORTUNITY TO INVESTIGATE; REVIEW OF DOCUMENTS AND COMPANY. The Purchaser has independently evaluated the risks of purchasing the Securities, and the Purchaser is satisfied that the Purchaser has received from the Company information with respect to all matters that the Purchaser considers material to the Purchaser's decision to make this investment.

     4.6 INVESTMENT PURPOSE. The Purchaser is acquiring the Securities in the name of its nominee, Gerlach & Co., for the Purchaser's own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or the securities laws of any state, and the Purchaser hereby agrees not to make any sale, transfer or other disposition of any such Securities unless either (i) the Securities first shall have been registered under the Securities Act and all applicable state securities laws, or (ii) an exemption from such registration is available, and the Company has received such documents and agreements from the transferee as the Company requests at such time or pursuant to the terms of the Warrant or the Note, as applicable.

     4.7 NO REGULATORY APPROVAL OF MERITS. The Buyer understands that neither the United States Securities and Exchange Commission nor the commissioner or department of securities or attorney general of any state has passed upon the merits or qualifications of, nor recommended nor approved, the Note, Warrant or Common Stock underlying the Warrant. Any representation to the contrary is a criminal offense.

     4.8 BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or its agents.




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            SECTION 5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligation of the Purchaser to purchase the shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing Date:

     5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     5.2 PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

     5.3 OPINION OF COUNSEL. The Purchasers shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, dated the Closing Date, addressed to the Purchaser, in the form attached as EXHIBIT F.

     5.4 SECURITIES FILINGS. The Company shall have made any requisite filings with state and federal securities authorities and any necessary approvals shall be in full force and effect on the Closing Date, other than filings required to be made after the Closing Date, which the Company covenants to make on a timely basis.

     5.5 CERTIFICATES AND DOCUMENTS. The Company shall have delivered to the
Purchasers:

     (a) The Certificate of Incorporation of the Company, as amended and in effect prior to the Closing Date, certified, as of the most recent practicable date, by the Secretary of State of the State of Delaware;

     (b) Certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;



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     (c)  By-laws of the Company as amended and in effect immediately prior to the Closing Date, certified by its Secretary or Assistant Secretary as of the Closing Date; and

     (d) Resolutions of the Board of Directors authorizing and approving all requisite matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

     5.6 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

     5.7 VOTING AGREEMENT. The Voting Agreement, in the form of EXHIBIT E hereto shall have been executed and delivered by the parties thereto.

             SECTION 6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment or the waiver by the Company, on or before the Closing Date, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     6.2 PERFORMANCE. The Purchaser shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchaser prior to or at the Closing.


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                       SECTION 7. COVENANTS OF THE COMPANY

     For so long as the Note is outstanding and held by the Purchaser or a person controlled by or under common control with the Purchaser (an "Affiliate") the Company will comply with each of the following covenants. For so long as the Purchaser or an Affiliate owns at least 50% of the Purchaser's Original Equity Position, the Company will comply with each of Sections 7.1 and 7.5 hereof. The Purchaser or an Affiliate shall be deemed to hold 50% of the Purchaser's Original Equity Position as long as such persons hold in the aggregate (i) at least 50% of the securities issued or issuable upon conversion of the Note or upon conversion of any shares of capital stock of the Company issued to the Purchaser or an affiliate pursuant to the Note and (ii) hold at least a 50% interest in the Warrant or in any shares of Common Stock issued or issuable pursuant to the Warrant.

     7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will deliver to the Purchaser,

     (a) Within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of changes in financial condition of the Company for such year, examined by certified public accountants selected by the Company and reasonably acceptable to the Purchaser, prepared in accordance with generally accepted accounting principles;

     (b) within 30 days after the end of each calendar month, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of changes in financial condition of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

     (c) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock and such other information and data as the Purchaser may from time to time reasonably request.



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     7.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities for working capital and the acquisition of a control block of stock in its principal distributor and supplier.

     7.3 PREPAYMENT OF INDEBTEDNESS. The company shall not prepay any of its existing indebtedness.

     7.4 OTHER DEBT OBLIGATIONS. The Company shall not borrow money on terms senior to or pari passu with the rights of the Purchaser pursuant to the Note or the Security Agreement.

     7.5 BOARD OBSERVER STATUS. The Company shall (a) provide the Purchaser with notices of meetings, copies of written consents for execution by members of the Board of Directors, reports and other information when and as the same are provided to Board members generally, (b) permit a person designated by the Purchaser to attend all Board Meetings and participate fully in Board discussions (but not vote) as if such person were a member of the Board, and (c) at the request of the Purchaser or the Purchaser's designee provide the Purchaser with any information or access to any officer of the Company to the same extent as any member of the Board of Directors would be entitled.

                               SECTION 8. GENERAL

     8.1 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered:

         if to the Purchaser to:

         The Manufacturers Life Insurance
          Company (U.S.A.)
         c/o MF Private Capital, Inc.
         73 Tremont Street, Suite 1300
         Boston, MA  02111
         Attention:  Stephen Brackett, Managing Director

         with a copy to:

         Peabody & Brown
         101 Federal Street
         Boston, MA  02110
         Telecopier:  (617) 345-1300
         Attention:  Craig D. Mills, Esq.

If to the Company to:

         2d Interactive, Inc.
         186 South Street
         Boston, MA  02111
         Attn:  Lewis Chester

         with a copy to:

         Mintz, Levin, Cohn, Ferris
           Glovsky & Popeo
         One Financial Center
         Boston, MA  02111
         Attention:  Thomas R. Burton, III


Notices provided in accordance with this Section 8 shall be deemed delivered if delivered in hand, sent by certified mail, postage prepaid, sent by telecopier or by express courier service, to the appropriate address set forth above, or to such other address as any party shall designate in a written notice to the other parties.


                               SECTION 9. GENERAL

     9.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

     9.2 ENTIRE AGREEMENT. This Agreement, (including the Schedules and Exhibits attached hereto), and the documents and instruments delivered pursuant hereto constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

     9.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

     9.4 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

     9 .5 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     9.6 LOST, STOLEN OR MUTILATED NOTE AND WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Note or Warrant, the Company at its expense shall issue and deliver to the Purchaser a new Note or Warrant of like tenor, in lieu of such lost, stolen or mutilated Note or Warrant.

     9.7 HEADINGS. The headings of this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.


                                            2d INTERACTIVE, INC.


                                            By: /s/ Dominic A. Ianno
                                               ---------------------------------

                                            Its:  PRESIDENT
                                                --------------------------------


                                            THE MANUFACTURERS LIFE INSURANCE
                                            COMPANY (U.S.A.)


                                            By: /s/ Ray Britt
                                               ---------------------------------

                                            Its:  V.P.
                                                --------------------------------